Exhibit 99.1

Investor Contact:

Kurt Abkemeier

Cbeyond, Inc.

Vice President, Finance and Treasurer

(678) 370-2887

CBEYOND REPORTS THIRD QUARTER 2010 RESULTS

Customers Increased by 14 Percent and Adjusted EBITDA Increased by 18 Percent

Over Prior-Year Quarter

ATLANTA (November 3, 2010) — Cbeyond, Inc. (NASDAQ: CBEY), (“Cbeyond”), a managed services provider that delivers integrated packages of communications and IT services to small businesses, today announced its results for the third quarter ended September 30, 2010.

Recent financial and operating highlights include:

•	Third quarter 2010 revenue of $113.5 million, up 7.1% over the third quarter of 2009;

•

Total adjusted EBITDA of $18.0 million in the third quarter of 2010 compared with $15.3 million in the third quarter of 2009, and $18.4 million in the second quarter of 2010 (see page 10 for reconciliation to net income);

•	Net loss of ($0.6) million in the third quarter of 2010 compared with a net loss of ($1.0) million in the third quarter of 2009;

•	Total customers of 55,240 in Cbeyond’s 14 operating markets, reflecting net customer additions of 1,722 in the third quarter of 2010, an increase of 13.7% in total customers year-over-year;

•	Average monthly revenue per customer location (ARPU) of $695 during the third quarter of 2010, compared with $708 in the second quarter of 2010 and $744 in the third quarter of 2009;

•	Monthly customer churn of 1.4% in the third quarter of 2010 as compared with 1.4% in the second quarter of 2010; and

•	Cash and cash equivalents balance of $51.8 million at September 30, 2010, unchanged from the balance of $51.8 million at June 30, 2010.

In addition to these third quarter financial and operating highlights, Cbeyond separately announced today that it had acquired two private companies in the cloud services sector for cash and contingent payments totaling approximately $40.0 million, details of which are provided in a separate press release.

Financial Overview and Key Operating Metrics

Financial and operating metrics, which include non-GAAP financial measures, for the three and nine months ended September 30, 2009 and 2010, include:

	For the Three Months Ended September 30,
	2009	2010	Change	% Change
Selected Financial Data (dollars in thousands)
Revenue	$105,955	$113,456	$7,501	7.1%
Operating expenses	$108,086	$114,227	$6,141	5.7%
Operating income (loss)	$(2,131)	$(771)	$1,360	N/M
Net income (loss)	$(998)	$(608)	$390	N/M
Capital expenditures	$13,386	$16,044	$2,658	19.9%

Key Operating Metrics and Non-GAAP Financial Measures
Customers at end of period	48,580	55,240	6,660	13.7%
Net customer additions	2,175	1,722	(453)	(20.8%)
Average monthly churn rate	1.4%	1.4%	0.0%	0.0%
Average monthly revenue per customer location	$744	$695	$(49)	(6.6%)
Adjusted EBITDA (in thousands)	$15,290	$17,960	$2,670	17.5%

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CBEY Reports Third Quarter 2010 Results

November 3, 2010

	For the Nine Months Ended September 30,
	2009	2010	Change	% Change
Selected Financial Data (dollars in thousands)
Revenue	$306,052	$335,724	$29,672	9.7%
Operating expenses	$310,850	$335,775	$24,925	8.0%
Operating income (loss)	$(4,798)	$(51)	$4,747	N/M
Net income (loss)	$(3,145)	$333	$3,478	N/M
Capital expenditures	$47,588	$44,439	$(3,149)	(6.6%)

Key Operating Metrics and Non-GAAP Financial Measures
Customers at end of period	48,580	55,240	6,660	13.7%
Net customer additions	6,117	5,037	(1,080)	(17.7%)
Average monthly churn rate	1.5%	1.4%	(0.1%)	(6.7%)
Average monthly revenue per customer location	$747	$708	$(39)	(5.2%)
Adjusted EBITDA (in thousands)	$44,077	$54,926	$10,849	24.6%

Management Comments

“While the small business sector continues to be affected by a difficult economy, we are pleased to report that we grew our customer base by 14% and adjusted EBITDA increased by 18% in the third quarter compared to the comparable quarter last year. In addition, although ARPU has remained under pressure in the current price-sensitive environment, we are encouraged by our up-selling opportunities and other activities that we believe will help us mitigate ARPU pressure going forward,” said Jim Geiger, chief executive officer of Cbeyond.

Geiger added, “In other recent developments, our Detroit operation became one of our established markets in the third quarter and we began posting revenues in Boston, our 14th market. We also began ramping up our Ethernet conversion project, which we expect to result in significant future expense reductions.

“Today we also announced the acquisition of two privately-held companies in the cloud services space. We expect that these acquisitions will be a key part of our strategy to become the leading provider of network-based IT services to small businesses, enabling us to reach customers located outside our current 14-city geographical footprint,” noted Geiger.

Third Quarter Financial and Business Summary

Revenues and ARPU

Cbeyond reported revenues of $113.5 million for the third quarter of 2010, an increase of 7.1% from the third quarter of 2009. ARPU was $695 in the third quarter of 2010, compared with $708 in the second quarter of 2010, and $744 in the third quarter of 2009. The decline in ARPU from the second quarter of 2010 was primarily due to the lower prices offered to attract new customers, certain existing customers who converted to the new lower-priced packages recently introduced, and customer reductions in the number of additional lines and services with incremental charges. Cbeyond believes these factors are related to the effects of the economic recession on its customers and increased competitive pressures. This downward pressure has been partially offset by the value delivered through selling additional applications. In addition, terminating access revenues, representing revenues charged to other service providers for terminating long distance calls from their customers, declined due to rate reductions and Universal Service Fee (USF) charges declined during the quarter.

Cost of Service and Gross Margin

Cbeyond’s gross margin was 68.0% in the third quarter of 2010, compared with 68.4% in the second quarter of 2010 and 66.0% in the third quarter of 2009. Improvements in gross margin from 2009 have primarily resulted from reduced rates on services from vendors as Cbeyond’s volumes have increased, decreases in mobile costs, and investments in network architecture to drive operating expense reductions.

Operating Income (Loss), Adjusted EBITDA, Income Taxes and Net Loss

Cbeyond reported an operating loss of ($0.8) million in the third quarter of 2010 compared with an operating loss of ($2.1) million in the third quarter of 2009. Total adjusted EBITDA for the third quarter of 2010 was $18.0 million, as compared with total adjusted EBITDA of $15.3 million in the third quarter of 2009. Total adjusted EBITDA for the third quarter of 2010 included adjusted EBITDA losses from Emerging Markets of

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CBEY Reports Third Quarter 2010 Results

November 3, 2010

($3.7) million. In comparison, Emerging Markets accounted for ($4.1) million of adjusted EBITDA losses for the third quarter of 2009. As of the third quarter of 2010, Detroit has been re-categorized to the Established Market group due to its achieving four consecutive quarters of positive adjusted EBITDA. Total adjusted EBITDA included the impact of negative results from these early stage markets which were entered to drive longer term growth in the business (see Selected Quarterly Financial Data and Operating Metrics, pages 7-9). Cbeyond reported a net loss of ($0.6) million for the third quarter of 2010 as compared with a net loss of ($1.0) million for the third quarter of 2009.

Cash and Cash Equivalents

Cash and cash equivalents amounted to $51.8 million at the end of the third quarter of 2010, as compared with $51.8 million at the end of the second quarter of 2010.

Capital Expenditures

Capital expenditures were $16.0 million during the third quarter of 2010, compared with $15.2 million in the second quarter of 2010 and $13.4 million in the third quarter of 2009. Capital expenditures in the third quarter of 2010 increased from the second quarter of 2010 due to more market-level capital expenditures related to network enhancements

Business Outlook for 2010

Cbeyond revises its annual guidance ranges for 2010 as follows:

	Current Guidance	Prior Guidance
Revenues	Approximately 9%	Growth of 9% to 10%
Adjusted EBITDA	Growth of 15% to 20%	Growth of 15% to 20%
Capital expenditures	Growth of -3% to 3%	Growth of -3% to 3%

Revenue and adjusted EBITDA expectations include the impact of ARPU due to the introduction of new packages, customer conversions and customer purchasing trends, together with reductions in terminating access revenues and USF fees through the end of the year resulting from rate changes.

Conference Call

Cbeyond will hold a conference call to discuss this press release Thursday, November 4, 2010, at 8:00 a.m. EDT. A live broadcast of the conference call will be available on-line at www.cbeyond.net. To listen to the live call, please go to the web site at least 10 minutes early to register, download, and install any necessary audio software. The conference call will also be available by dialing (877) 303-9219 (for domestic U.S. callers) and (760) 666-3559 (for international callers). For those who cannot listen to the live broadcast, an on-line replay will be available shortly after the call and continue to be available for one year.

About Cbeyond

Cbeyond, Inc. (NASDAQ: CBEY) is a leading provider of IT and communications services to more than 55,000 small businesses throughout the United States. Recently named as the sixth fastest growing technology company by Forbes magazine, and added to Standard & Poor’s Small Cap S&P 600 Index, Cbeyond offers more than 30 productivity-enhancing applications including local and long-distance voice, broadband Internet, mobile, BlackBerry(R), broadband laptop access, voicemail, email, web hosting, fax-to-email, data backup, file-sharing and virtual private networking. Cbeyond delivers these services over a 100 percent private all IP network. For more information on Cbeyond, visit www.cbeyond.net.

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CBEY Reports Third Quarter 2010 Results

November 3, 2010

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to statements identified by words such as “expectations,” “guidance,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” “projects” and similar expressions. Such statements are based upon the current beliefs and expectations of Cbeyond’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Factors that might cause future results to differ include, but are not limited to, the following: finalization of operating data, the significant reduction in economic activity, which particularly affects our target market of small businesses; the risk that we may be unable to continue to experience revenue growth at historical or anticipated levels; changes in business climate or other factors affecting our customer base; the risk of unexpected increases in customer churn levels; changes in federal or state regulation or decisions by regulatory bodies that affect Cbeyond; periods of economic downturn or unusual volatility in the capital markets or other negative macroeconomic conditions that could harm our business, including our access to capital markets and the impact on certain of our customers to meet their payment obligations; the timing of the initiation, progress or cancellation of significant contracts or arrangements; the mix and timing of services sold in a particular period; our ability to recruit and maintain experienced management and personnel; rapid technological change and the timing and amount of start-up costs incurred in connection with the introduction of new services or the entrance into new markets; our ability to maintain or attract sufficient customers in existing or new markets; our ability to respond to increasing competition; our ability to manage the growth of our operations; changes in estimates of taxable income or utilization of deferred tax assets which could significantly affect the Company’s effective tax rate; pending regulatory action relating to our compliance with customer proprietary network information; the risk that the anticipated benefits, growth prospects and synergies expected from our acquisitions may not be fully realized or may take longer to realize than expected; the possibility that economic benefits of future opportunities in an emerging industry may never materialize, including unexpected variations in market growth and demand for the acquired products and technologies; delays, disruptions, costs and challenges associated with integrating acquired companies into our existing business, including changing relationships with customers, employees or suppliers; unfamiliarity with the economic characteristics of new geographic markets; ongoing personnel and logistical challenges of managing a larger organization; our ability to retain and motivate key employees from the acquired companies; external events outside of our control, including extreme weather, natural disasters, pandemics or terrorist attacks that could adversely affect our target markets; and general economic and business conditions. You are advised to consult any further disclosures we make on related subjects in the reports we file with the SEC, including the “Risk Factors” in our most recent annual report on Form 10-K, together with updates that may occur in our quarterly reports on Form 10-Q and Current Reports on Form 8-K. Such disclosure covers certain risks, uncertainties and possibly inaccurate assumptions that could cause our actual results to differ materially from expected and historical results. We undertake no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.

Key Operating Metrics and Non-GAAP Financial Measures

In this press release, the Company uses several key operating metrics and non-GAAP financial measures. The Company defines each of these metrics and provides a reconciliation of non-GAAP financial measures to the most directly comparable generally accepted accounting principles in the United States, or GAAP, financial measure. These financial measures and operating metrics are a supplement to GAAP financial information and should not be considered as an alternative to, or more meaningful than, net income, cash flow or operating income as determined in accordance with GAAP.

Adjusted EBITDA is not a substitute for operating income, net income, or cash flow from operating activities as determined in accordance with GAAP, as a measure of performance or liquidity. The Company defines adjusted EBITDA as net income before interest, income taxes, depreciation and amortization expenses, excluding, when applicable, non-cash share-based compensation, public offering expenses, loss on disposal of property and equipment and other non-operating income or expense. Information relating to total adjusted EBITDA is provided so that investors have the same data that management employs in assessing the overall operation of the Company’s business.

Total adjusted EBITDA allows the chief operating decision maker to assess the performance of the Company’s business on a consolidated basis that corresponds to the measure used to assess the ability of its operating segments to produce operating cash flow to fund working capital needs, to service debt obligations and to fund capital expenditures. In particular, total adjusted EBITDA permits a comparative assessment of the Company’s operating performance, relative to a performance based on GAAP results, while isolating the effects of depreciation and amortization, which may vary among segments without any correlation to their underlying operating performance, and of non-cash share-based compensation, which is a non-cash expense that varies widely among similar companies.

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CBEY Reports Third Quarter 2010 Results

November 3, 2010

CBEYOND, INC. AND SUBSIDIARY

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2010	2009	2010
Revenue:
Customer revenue	$104,018	$111,861	$300,531	$330,407
Terminating access revenue	1,937	1,595	5,521	5,317

Total revenue	105,955	113,456	306,052	335,724

Operating expenses:
Cost of revenue	36,024	36,293	102,368	107,985
Selling, general and administrative	58,803	63,245	171,456	184,488
Transaction costs	—	183	—	183
Depreciation and amortization	13,259	14,506	37,026	43,119

Total operating expenses	108,086	114,227	310,850	335,775

Operating income (loss)	(2,131)	(771)	(4,798)	(51)

Other income (expense):
Interest income	2	—	27	1
Interest expense	(41)	(85)	(151)	(194)
Other income (expense), net	16	105	254	1,759

Total other income (expense)	(23)	20	130	1,566

Income (loss) before income taxes	(2,154)	(751)	(4,668)	1,515

Income tax (expense) benefit	1,156	143	1,523	(1,182)

Net income (loss)	$(998)	$(608)	$(3,145)	$333

Earnings per common share
Basic	$(0.03)	$(0.02)	$(0.11)	$0.01
Diluted	$(0.03)	$(0.02)	$(0.11)	$0.01

Weighted average number of common shares outstanding
Basic	28,918	29,496	28,681	29,308
Diluted	28,918	29,496	28,681	30,319

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CBEY Reports Third Quarter 2010 Results

November 3, 2010

CBEYOND, INC. AND SUBSIDIARY

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	December 31, 2009	September 30, 2010
ASSETS
Current assets
Cash and cash equivalents	$39,267	$51,776
Accounts receivable, gross	30,467	27,417
Less: Allowance for doubtful accounts	(2,867)	(2,546)

Accounts receivable, net	27,600	24,871
Other assets	12,706	13,608

Total current assets	79,573	90,255

Property and equipment, gross	353,616	394,636
Less: Accumulated depreciation and amortization	(216,722)	(256,422)

Property and equipment, net	136,894	138,214
Other assets	12,424	11,847

Total assets	$228,891	$240,316

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$12,121	$12,199
Other accrued liabilities	47,651	48,465

Total current liabilities	59,772	60,664

Non-current liabilities	10,514	10,253
Stockholders’ equity
Common stock	290	295
Additional paid-in capital	283,337	293,793
Accumulated deficit	(125,022)	(124,689)

Total stockholders’ equity	158,605	169,399

Total liabilities and stockholders’ equity	$228,891	$240,316

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CBEY Reports Third Quarter 2010 Results

November 3, 2010

CBEYOND, INC. AND SUBSIDIARY

Selected Quarterly Financial Data and Operating Metrics

(Dollars in thousands, except for Other Operating Data)

(Unaudited)

	Sept. 30	Dec. 31	Mar. 31	Jun. 30	Sept. 30
	2009	2009	2010	2010	2010

Revenues
Established Markets
Atlanta	$21,539	$21,421	$21,441	$21,355	$21,183
Dallas	19,010	18,973	19,183	18,991	18,946
Denver	17,733	17,264	17,018	16,550	15,947
Houston	12,692	12,638	12,612	12,463	12,425
Chicago	9,943	9,740	9,632	9,397	9,464
Los Angeles	9,861	10,583	11,459	12,169	12,923
San Diego	4,805	4,954	5,058	5,218	5,191
Newly-Established Markets
Detroit	2,546	2,766	3,016	3,198	3,463
San Francisco Bay Area	3,544	3,982	4,499	4,863	5,192

Established Markets	101,673	102,321	103,918	104,204	104,734
Emerging Markets
Miami	2,545	3,042	3,555	3,970	4,360
Minneapolis	1,188	1,398	1,630	1,702	1,863
Greater Washington, D.C. Area	539	871	1,175	1,424	1,722
Seattle	10	87	237	453	769
Boston	-	-	-	-	8

Emerging Markets	4,282	5,398	6,597	7,549	8,722

Total Revenues	$105,955	$107,719	$110,515	$111,753	$113,456

Adjusted EBITDA
Established Markets
Atlanta	$11,531	$12,116	$12,016	$12,029	$11,754
Dallas	9,508	9,862	10,063	9,433	9,930
Denver	9,336	9,038	8,798	8,807	8,225
Houston	5,797	6,162	6,109	5,952	5,942
Chicago	3,706	3,874	3,964	3,670	3,463
Los Angeles	2,517	3,146	3,594	4,471	4,248
San Diego	1,040	1,328	1,690	1,929	1,884
Newly-Established Markets
Detroit	(175)	20	127	457	736
San Francisco Bay Area	60	347	589	1,222	1,469

Established Markets	43,320	45,893	46,950	47,970	47,651
Emerging Markets
Miami	(1,013)	(666)	(239)	(184)	(151)
Minneapolis	(969)	(727)	(398)	(259)	(166)
Greater Washington, D.C. Area	(1,445)	(1,280)	(1,157)	(1,162)	(1,008)
Seattle	(694)	(821)	(1,101)	(1,368)	(1,333)
Boston	-	(1)	(50)	(509)	(994)

Emerging Markets	(4,121)	(3,495)	(2,945)	(3,482)	(3,652)
Corporate
Corporate	(23,909)	(23,349)	(25,450)	(26,077)	(26,039)

Corporate	(23,909)	(23,349)	(25,450)	(26,077)	(26,039)

Total Adjusted EBITDA	$15,290	$19,049	$18,555	$18,411	$17,960

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CBEY Reports Third Quarter 2010 Results

November 3, 2010

CBEYOND, INC. AND SUBSIDIARY

Selected Quarterly Financial Data and Operating Metrics

(Dollars in thousands, except for Other Operating Data)

(Unaudited)

	Sept. 30 2009	Dec. 31 2009	Mar. 31 2010	Jun. 30 2010	Sept. 30 2010
Adjusted EBITDA Margin (Market-Level)
Established Markets
Atlanta	53.5%	56.6%	56.0%	56.3%	55.5%
Dallas	50.0%	52.0%	52.5%	49.7%	52.4%
Denver	52.6%	52.4%	51.7%	53.2%	51.6%
Houston	45.7%	48.8%	48.4%	47.8%	47.8%
Chicago	37.3%	39.8%	41.2%	39.1%	36.6%
Los Angeles	25.5%	29.7%	31.4%	36.7%	32.9%
San Diego	21.6%	26.8%	33.4%	37.0%	36.3%
Newly-Established Markets
Detroit	(6.9%)	0.7%	4.2%	14.3%	21.3%
San Francisco Bay Area	1.7%	8.7%	13.1%	25.1%	28.3%
Established Markets	42.6%	44.9%	45.2%	46.0%	45.5%
Emerging Markets
Miami	(39.8%)	(21.9%)	(6.7%)	(4.6%)	(3.5%)
Minneapolis	(81.6%)	(52.0%)	(24.4%)	(15.2%)	(8.9%)
Greater Washington, D.C. Area	N/M	(147.0%)	(98.5%)	(81.6%)	(58.5%)
Seattle	N/M	N/M	N/M	N/M	(173.3%)
Boston	N/M	N/M	N/M	N/M	N/M
Emerging Markets	(96.2%)	(64.7%)	(44.6%)	(46.1%)	(41.9%)
Adjusted EBITDA margin (as % of total revenue)
Corporate	(22.6%)	(21.7%)	(23.0%)	(23.3%)	(23.0%)
Total	14.4%	17.7%	16.8%	16.5%	15.8%

Operating Income (Loss)
Established Markets
Atlanta	$10,375	$10,940	$11,004	$10,905	$10,668
Dallas	8,607	8,818	9,179	8,475	8,809
Denver	8,553	8,225	8,102	8,046	7,458
Houston	5,074	5,396	5,553	5,326	5,261
Chicago	2,898	3,005	3,307	3,069	2,871
Los Angeles	1,650	2,186	2,756	3,510	3,307
San Diego	580	790	1,273	1,462	1,441
Newly-Established Markets
Detroit	(564)	(431)	(243)	32	342
San Francisco Bay Area	(379)	(158)	97	692	935

Established Markets	36,794	38,771	41,028	41,517	41,092
Emerging Markets
Miami	(1,264)	(1,089)	(579)	(602)	(576)
Minneapolis	(1,196)	(988)	(632)	(518)	(431)
Greater Washington, D.C. Area	(1,733)	(1,613)	(1,489)	(1,519)	(1,368)
Seattle	(705)	(971)	(1,289)	(1,551)	(1,549)
Boston	-	(2)	(51)	(516)	(1,042)

Emerging Markets	(4,898)	(4,663)	(4,040)	(4,706)	(4,966)
Corporate
Corporate	(34,027)	(33,978)	(36,416)	(36,663)	(36,897)

Corporate	(34,027)	(33,978)	(36,416)	(36,663)	(36,897)

Total Operating Income (Loss)	$(2,131)	$130	$572	$148	$(771)

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CBEY Reports Third Quarter 2010 Results

November 3, 2010

CBEYOND, INC. AND SUBSIDIARY

Selected Quarterly Financial Data and Operating Metrics

(Dollars in thousands, except for Other Operating Data)

(Unaudited)

	Sept. 30 2009	Dec. 31 2009	Mar. 31 2010	Jun. 30 2010	Sept. 30 2010
Capital Expenditures
Established Markets
Atlanta	$732	$695	$429	$493	$517
Dallas	440	704	757	634	1,697
Denver	317	263	28	323	876
Houston	600	310	229	326	961
Chicago	585	376	384	242	599
Los Angeles	929	1,320	899	920	1,431
San Diego	444	325	147	186	383
Newly-Established Markets
Detroit	282	345	152	275	131
San Francisco Bay Area	446	569	1,112	320	450

Established Markets	4,775	4,907	4,137	3,719	7,045
Emerging Markets
Miami	534	462	383	306	484
Minneapolis	360	234	93	204	253
Greater Washington, D.C. Area	242	570	220	129	233
Seattle	1,306	317	584	199	213
Boston	139	167	786	1,038	39

Emerging Markets	2,581	1,750	2,066	1,876	1,222
Corporate
Corporate	6,030	7,881	7,024	9,573	7,777

Corporate	6,030	7,881	7,024	9,573	7,777

Total Capital Expenditures	$13,386	$14,538	$13,227	$15,168	$16,044

Other Operating Data
Customers (at period end)	48,580	50,203	51,731	53,518	55,240
Net customer additions	2,175	1,623	1,528	1,787	1,722
Average monthly churn rate (1)	1.4%	1.5%	1.4%	1.4%	1.4%
Average monthly revenue per customer location (2)	$744	$727	$723	$708	$695

(1) Calculated for each period as the average of monthly churn, which is defined for a given month as the number of customer locations disconnected in that month divided by the number of customer locations on our network at the beginning of that month.

(2) Calculated as the revenue for a period divided by the average of the number of customer locations at the beginning of the period and the number of customer locations at the end of the period, divided by the number of months in the period.

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CBEY Reports Third Quarter 2010 Results

November 3, 2010

CBEYOND, INC. AND SUBSIDIARY

Reconciliation of Non-GAAP Financial Measure to GAAP Financial Measure

(In thousands)

(Unaudited)

	Sept. 30 2009	Dec. 31 2009	Mar. 31 2010	Jun. 30 2010	Sept. 30 2010
Reconciliation of Adjusted EBITDA to Net income:
Total Adjusted EBITDA for reportable segments	$15,290	$19,049	$18,555	$18,411	$17,960
Depreciation and amortization	(13,259)	(14,814)	(14,282)	(14,331)	(14,506)
Non-cash share-based compensation	(4,162)	(4,105)	(3,701)	(3,932)	(4,042)
Transaction costs	-	-	-	-	(183)
Interest income	2	1	-	1	-
Interest expense	(41)	(1)	(45)	(64)	(85)
Other income (expense), net	16	244	1,537	117	105
Income tax (expense) benefit	1,156	551	(1,025)	(300)	143

Net income (loss)	$(998)	$925	$1,039	$(98)	$(608)

	Nine Months Ended Sept. 30,
	2009	2010
Reconciliation of Adjusted EBITDA to Net income:
Total Adjusted EBITDA for reportable segments	$44,077	$54,926
Depreciation and amortization	(37,026)	(43,119)
Non-cash share-based compensation	(11,849)	(11,675)
Transaction costs	-	(183)
Interest income	27	1
Interest expense	(151)	(194)
Other income (expense), net	254	1,759
Income tax (expense) benefit	1,523	(1,182)

Net income (loss)	$(3,145)	$333

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